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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Metrocall, Inc.'s registration statement on Form S-3 Amendment No. 1 of our report dated February 27, 1998, except for Note 10 as to which the date is December 1, 1998, on our audits of the combined financial statements of AT&T Wireless Services, Inc. - Messaging Division, a business unit of AT&T Wireless Services, Inc., as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Form 8-K/A of Metrocall, Inc. We also consent to the reference to our firm under the caption "Experts."


                                                 /s/ PRICEWATERHOUSECOOPERS LLP
                                                 ------------------------------
                                                 PricewaterhouseCoopers LLP
Seattle, Washington
July 1, 1999